UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2008

WESTWOOD ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 13, 2008, Westwood One, Inc. (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the Company had fallen below the NYSE’s minimum continued listing standard relating to total market capitalization. Rule 802.02 of the NYSE’s Listed Company Manual requires that the Company have a minimum average market capitalization of $25 million over a consecutive 30-day trading period. The $25 million market capitalization level is a minimum standard with no cure period and accordingly, the NYSE has determined to suspend the Company’s common stock prior to the market opening on Monday, November 24. Pending an appeal by the Company (as described below), the NYSE will apply to the Securities and Exchange Commission to delist the Company’s common stock from the NYSE. The Company has taken steps to list its common stock on the Over-the-Counter Bulletin Board and expects to trade on such exchange for the near future commencing on Monday, November 24.

Under Section 804 of the NYSE rules, the Company has ten business days to notify the NYSE of its intention, if any, to appeal the NYSE’s decision and request a hearing before a Committee of the Exchange’s Board of Directors. Under the NYSE rules, if the Company does not notify the NYSE of its decision to appeal the decision in the aforementioned ten business day period, or if an appeal (if made) should fail, the NYSE will apply to the SEC to delist the Company’s common stock from the NYSE.

A copy of the Press Release issued by the Company announcing the suspension is included as an exhibit to and incorporated by reference in this Current Report on Form 8-K.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit No.	Description of Exhibit
99.1	Press Release, dated November 18, 2008, announcing the aforementioned notice from the New York Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: November 19, 2008	By:	/s/ David Hillman
		Name:	David Hillman
		Title:	Chief Administrative Officer; EVP, Business Affairs; General Counsel and Secretary

EXHIBIT INDEX

Current Report on Form 8-K
dated November 13, 2008

Westwood One, Inc.

Exhibit
No.	Description of Exhibit

99.1	Press Release, dated November 18, 2008, announcing the aforementioned notice from the New York Stock Exchange.